EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Accelerated Acquisitions V, Inc.

We hereby consent to the inclusion in the foregoing Registration Statement on Form S-1 of our report dated March 22, 2011 with respect to our audit of the financial statements of Accelerated Acquisitions V, Inc. as of December 31, 2010 and 2009 and for the years then ended.

We further consent to the reference to our firm under the caption “Experts” appearing in the Prospectus of such Registration Statement.

/s/ Paritz & Co., P.A.
Paritz & Company, P.A.
Certified Public Accountants

Hackensack New Jersey
June 1, 2011